AS AMENDED THROUGH AUGUST 27, 1987

                                     BYLAWS

                                       OF
                           ARMSTRONG ASSOCIATES, INC.
                           --------------------------
                       As Amended through August 27, 1987

                               ARTICLE I. OFFICES

     The registered office of the Corporation in the State of Texas shall be located in the City of Dallas, County of Dallas. The Corporation may have such other offices, either within or without the State of Texas, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

                            ARTICLE II. SHAREHOLDERS

     SECTION 1. ANNUAL MEETING. The annual meeting of the shareholders for the purpose of electing Directors and for the transaction of such other business as may come before the meeting shall be held each year within six months after the end of the fiscal year of the Corporation on a day selected by the President or Secretary of the Corporation and shown in the notice of the meeting; PROVIDED, HOWEVER, that the Board of Directors may in any year schedule the holding of that year's annual meeting for a later time if in their judgment such scheduling is in the best interests of the Corporation and not contrary to law. If the election of Directors shall not be held at any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election of Directors to be held at a special meeting of the shareholders as soon thereafter as convenient.

     SECTION 2. SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes may be called by the President, by the Board of Directors or by the holders of at least ten (10%) of all shares entitled to vote at the proposed special meeting.

     SECTION 3. PLACE OF MEETINGS. Meetings of the shareholders for the election of directors and all other purposes shall be held in the offices of the Corporation in the City of Dallas, State of Texas, or at such other place, within or without the State of Texas, that shall be specified in the notice of the meeting.

     SECTION 4. NOTICE OF MEETINGS. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten
(10) nor more than sixty (60) days before the date of the meeting either personally or by mail, by or at the direction of the President, or the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United

States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

     SECTION 5. BUSINESS TO BE CONDUCTED AT SPECIAL MEETING. Business transacted at any special meeting shall be confined to the purposes stated in the notice thereof.

     SECTION 6. RECORD DATE; CLOSING OF TRANSFER BOOKS. The Board of Directors may fix in advance a record date for the purpose of determining shareholders entitled to notice of or to vote at a meeting of the shareholders, the record date to be not less than ten (10) nor more than sixty (60) days prior to the meeting; or the Board of Directors may close the stock transfer books for such purpose for a period of not less than ten (10) nor more than sixty (60) days prior to such meeting. In the absence of any action by the Board of Directors, the date upon which the notice of the meeting is mailed shall be the record date. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of stock transfer books and the stated period of closing has expired.

     SECTION 7. VOTING LISTS. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten (10) days before such meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of the shareholders.

     SECTION 8. QUORUM. The holders of a majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a quorum are represented at a meeting, a majority of the shareholders present in person or represented by proxy may adjourn the meeting from time to time without further notice until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     SECTION 9. MAJORITY MAY TRANSACT BUSINESS. The vote of the holders of a majority of the shares entitled to vote and thus represented at a meeting at which a quorum is present shall be the act of the shareholders' meeting, unless the vote of a greater number is required by law or the articles of incorporation.

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     SECTION  10.  PROXIES.  A  shareholder  may vote in person or by proxy duly
executed   in   writing   by  the   shareholder   or  by  his  duly   authorized
attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable before it has been voted unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest, including the appointment as proxy of (a) a pledgee, (b) a person who purchased or agreed to purchase, or owns or holds an option to purchase, the shares, (c) a creditor of the Corporation who extended its credit under terms requiring the appointment, (d) an employee of the Corporation whose employment contract requires the appointment or (e) a party to a voting agreement created under the Texas Business Corporation Act. A revocable proxy shall be deemed to have been revoked if the Secretary of the Corporation shall have received at or before the meeting instructions of revocation or a proxy bearing a later date, which instructions or proxy shall have been duly executed and dated in writing by the shareholder.

     SECTION 11. VOTING OF SHARES. Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders. At each election for directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote, and stockholders of the Corporation are expressly prohibited from cumulating their votes in any election for directors of the Corporation.

     SECTION 12. VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe or, in the absence of such provision, as the Board of Directors of such corporation may determine.

     Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name as trustee.

     Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

     A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     Shares of its own stock belonging to the Corporation or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

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     SECTION 13.  INFORMAL  ACTION BY  SHAREHOLDERS.  Any action  required to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof and such consent shall have the same force and effect as a unanimous vote of shareholders.

                         ARTICLE III. BOARD OF DIRECTORS

     SECTION 1. GENERAL POWERS. The business and affairs of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these by-laws directed or required to be exercised and done by the shareholders.

     SECTION 2. NUMBER, QUALIFICATIONS AND TENURE. The number of Directors of the Corporation shall be determined by the shareholders (by resolution or election) from time to time, but in no event shall the number be fixed at less than three or shall any decrease in the number of directors have the effect of shortening the term of any incumbent Director. Directors need not be residents of the State of Texas or shareholders of the Corporation. Unless removed in accordance with these bylaws, each Director shall hold office until the next succeeding annual meeting of shareholders and until his successor shall have been elected and qualified. Any Director may be removed from his position as Director, either with or without cause, at any meeting of shareholders called expressly for that purpose by a vote of the holders of a majority of the shares then entitled to vote at an election of Directors. Any Director may resign at any time by giving written notice to the President or Secretary of the Corporation, and the resignation shall take effect, without any acceptance thereof on behalf of the Corporation, on the later of (a) the date specified therein or (b) the date on which the written resignation is actually received by the President or the Secretary of the Corporation.

     SECTION 3. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than by this bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without notice other than such resolution.

     SECTION 4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the President and shall be called by the Secretary on the written request of any two Directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place for holding any special meeting of the Board of Directors called by them. Notice of any special meeting shall be given at least one (1) day previously thereto by written notice delivered personally or mailed to each Director at his business or residence address, or by telegram. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when

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the  telegram is  delivered  to the  telegraph  company.  Any Director may waive notice of any meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

     SECTION 5. PLACE OF MEETINGS. Meetings of the Board of Directors, regular or special, may be held either within or without the State of Texas.

     SECTION 6. QUORUM. A majority of the number of Directors fixed in accordance with Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time, without further notice, until a quorum shall be present.

     SECTION 7. MANNER OF ACTING. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless a greater number is required by law or by the Articles of Incorporation.

     SECTION 8. VACANCIES. Any vacancy occurring in the Board of Directors (by death, resignation, retirement, disqualification, removal from office or otherwise than an increase in the number of directors) may be filled by the affirmative vote of not less than a majority of the directors then in office, even if less than a quorum, and any director so chosen, unless sooner displaced, shall hold office until the next annual election of directors and until his successor shall have been duly elected and qualified; PROVIDED that immediately after the filling of any such vacancy at least two-thirds of the directors then holding office shall have been elected to such office by the shareholders of the Corporation at an annual meeting or a special meeting called for that purpose. In the event that at any time less than a majority of the directors of the Corporation holding office at the time were elected by the holders of shares of the Corporation entitled to vote in the election of directors, the Board of Directors or the President of the Corporation shall forthwith cause to be held as promptly as possible and, in any event, within sixty (60) days a meeting of the shareholders for the purpose of electing directors to fill any existing vacancies in the Board of Directors.

     SECTION 9. PRESUMPTION OF ASSENT. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered into the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

     SECTION 10. COMMITTEES OF DIRECTORS. The Board of Directors, by resolution adopted by a majority of the whole Board, may designate from among its members an Executive Committee and one or more other committees, each of which, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors, except where the action of the Board is required

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

by statute. The designation of any such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law. In like manner, the Board of Directors may designate from among its members one or more other committees, including an Audit Committee, which shall have and may exercise such authority of the Board of Directors as may be properly provided in such resolution.

     SECTION 11. COMPENSATION OF DIRECTORS. Directors, as such, shall not receive any stated salary for their services, but, by resolution of the Board a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; PROVIDED that nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

     SECTION 12. ACTIONS WITHOUT A MEETING; TELEPHONE MEETINGS. Any action required or permitted to be taken at a meeting of the Board of Directors or any committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the members of the Board of Directors or committee, as the case may be; and such consent shall have the same force and effect as a unanimous vote at a meeting. Subject to the provisions set forth elsewhere in these bylaws for notice of meetings, members of the Board of Directors or any committee may participate in and hold a meeting of the Board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                               ARTICLE IV. NOTICES

     SECTION I. FORM; DELIVERY. Notices to Directors and shareholders shall be in writing and delivered personally or mailed to the Directors or shareholders at their addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given at the time when same shall be mailed. Notice to Directors may also be given by telegram.

     SECTION 2. WAIVER. Whenever any notice is required to be given to any shareholder or Director under the provisions of the statutes or of the articles of incorporation or of these by-laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

     SECTION 3. EFFECT OF ATTENDANCE. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

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                               ARTICLE V. OFFICERS

     SECTION 1. NUMBER. The officers of the Corporation shall consist of a president and a secretary, each of whom shall be elected by the Board of Directors. The Board of Directors may also elect one or more vice presidents (the number and categories thereof to be determined by the Board of Directors) and a treasurer. Any two or more offices may be held by the same person.

     SECTION 2. TIME OF ELECTION. The Board of Directors at its first meeting after each annual meeting of shareholders shall choose a president, a secretary and such additional officers that it deems appropriate, none of whom need be a member of the Board.

     SECTION 3. ADDITIONAL OFFICES. Such other officers and assistant officers and agents as may be deemed appropriate may be elected or appointed by the Board of Directors.

     SECTION 4. SALARIES. The salaries, if any, of all officers and agents of the Corporation shall be fixed by the Board of Directors.

     SECTION 5. TERM. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer or agent or member of the executive committee elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors.

     SECTION 6. THE PRESIDENT. The president shall be the chief executive officer of the Corporation, shall preside at all meetings of the shareholders and the Board of Directors, shall see that all orders and resolutions of the Board of Directors are carried into effect, and, subject to the control of the Board of Directors, shall have general and active management of the business of the Corporation. He shall execute contracts in the name of the Corporation except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or officers or agent or agents of the Corporation.

     SECTION 7. THE VICE PRESIDENTS. The vice presidents in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president. They shall perform such other duties and have such other powers as the Board of Directors shall prescribe.

     SECTION 8. THE SECRETARY. The secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in one or more books to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such

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other duties as may be prescribed by the Board of Directors or president,  under whose supervision he shall be.

     SECTION 9. The ASSISTANT SECRETARIES. The assistant secretaries, if any, in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     SECTION 10. THE TREASURER. The treasurer shall be responsible for the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall render to the president and the Board of Directors at its regular meetings or when the Board of Directors so requires an account of all his transactions as treasurer and of the finance condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

     SECTION 11. THE ASSISTANT TREASURERS. The assistant treasurers, if any, in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

             ARTICLE VI. CERTIFICATES FOR SHARES AND THEIR TRANSFER

     SECTION 1. CERTIFICATES FOR SHARES. Certificates representing shares of the Corporation outstanding shall be signed by the president or a vice president, and the secretary or an assistant secretary of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof. No certificate shall be issued for any share until the consideration therefor has been fully paid. Each certificate representing shares shall state upon the face thereof that the Corporation is organized under the laws of the State of Texas, the name of the person to whom issued, the number and class and the designation of the series, if any, which said certificate represents, and the par value of each share represented by such certificate or a statement that the shares are without par value.

     SECTION 2. FACSIMILE SIGNATURES. The signatures of the president or vice president and the secretary or assistant secretary upon a certificate may be facsimiles, if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of the issuance.

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     SECTION  3. LOST  CERTIFICATES.  The Board of  Directors  may  direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

     SECTION 4. TRANSFERS OF STOCK. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, with signatures guaranteed as required by the Board of Directors, and accompanied by proper payment of transfer taxes, the corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                            ARTICLE VII. FISCAL YEAR

     The fiscal year of the Corporation ends June 30 of each year.

                                ARTICLE VII. SEAL

     The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation and the state of incorporation and the words, "Corporate Seal."

                             ARTICLE IX. AMENDMENTS

     The Board of Directors shall have the power to alter, amend or repeal these Bylaws or adopt new Bylaws, subject to amendment, repeal or adoption of new Bylaws by action of the shareholders and unless the shareholders in amending, repealing or adopting a new Bylaw expressly provide that the Board of Directors may not amend or repeal that Bylaw. The Board of Directors may exercise this power at any regular or special meeting at which a quorum is present by the affirmative vote of a majority of the Directors present at the meeting and without any notice of the action taken with respect to the Bylaws having been contained in the notice or waiver of notice of such meeting. Unless the Corporation's Articles of Incorporation or a Bylaw adopted by the shareholders provide otherwise as to all or some portion of the Bylaws, the Corporation's shareholders may amend, repeal or adopt new Bylaws even though the Bylaws may also be amended by the Board of Directors.

                         ARTICLE X. SUBJECT TO ALL LAWS

     The provisions of these Bylaws shall be subject to all valid and applicable laws, including without limitation the Texas Business Corporation Act and the Investment Company Act of 1940 (in each case as now or hereafter amended), and in

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

the event that any of the provisions of these Bylaws are found to be inconsistent or contrary with any such valid laws, the latter shall be deemed to control and these Bylaws shall be regarded as modified accordingly and, as so modified to continue in full force and effect.

                           ARTICLE XI. INDEMNIFICATION

     SECTION 1. DEFINITIONS. In this Article:

     (a) "DISINTERESTED DIRECTOR" means any director of the Corporation who is neither an 'interested person' of the Corporation (as defined in Section 2(a)(19) of the Investment Company Act of 1940) nor named as a defendant or respondent in the Proceeding.

     (b) "INDEMNITEE" means (i) any present or former director or officer of the Corporation, (ii) any person who while serving in any of the capacities referred to in clause (i) hereof served at the Corporation's request as a director, officer, partner, venturer, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and (iii) any person nominated or designated by (or pursuant to authority granted by) the Board of Directors to serve in any of the capacities referred to in clauses (i) or (ii) hereof.

     (c) "OFFICIAL CAPACITY" means (i) when used with respect to a director, the office of director of the Corporation, and (ii) when used with respect to a person other than a director, the elective or appointive office of the Corporation held by such person or the employment or agency relationship undertaken by such person on behalf of the Corporation, but in each case does not include service for any other corporation or any partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise.

     (d) "PROCEEDING" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding.

     SECTION 2. BASIC INDEMNITY. The Corporation shall indemnify every Indemnitee against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement, and reasonable expenses actually incurred by the Indemnitee in connection with any Proceeding in which he was, is or is threatened to be named defendant or respondent, or in which he was or is a witness without being named a defendant or respondent, by reason of his serving or having served, or having been nominated or designated to serve, in any of the capacities referred to in Section l(b) of this Article, it it is determined in accordance with Section 4 of this Article that the Indemnitee (a) conducted himself in good faith and without willful misfeasance, gross negligence or reckless disregard of the duties involved in the conduct of his office, (b) reasonably believed, in the case of conduct in his Official Capacity, that his conduct was in the Corporation's best interests and, in all other cases, that his conduct was at least not opposed to the Corporation's best interests, and
(c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct

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

was unlawful; PROVIDED, HOWEVER, that in the event an Indemnitee is found liable to the Corporation or is found liable on the basis that personal benefit was improperly received by the Indemnitee the indemnification (i) is limited to reasonable expenses actually incurred by the Indemnitee in connection with the proceeding and (ii) shall not be made in respect of any proceeding in which the Indemnitee shall have been found liable for willful or intentional misconduct in the performance of his duty to the Corporation. Except as provided in the immediately preceding proviso to the first sentence of this Section 2, no indemnification shall be made under this Section 2 in respect of any judgment, penalty, fine or amount paid in settlement in connection with any Proceeding in which such Indemnitee shall have been (x) found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the Indemnitee's Official Capacity, or (y) found liable to the Corporation. The termination of any Proceeding by judgment, order, settlement or conviction, or on a plea of nolo contenders or its equivalent, is not of itself determinative that the Indemnitee did not meet the requirements set forth in clauses (a), (b) or (c) in the first sentence of this
Section 2. An Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom. Reasonable expenses shall include, without limitation, all court costs and all fees and disbursements of attorneys for the Indemnitee.

     SECTION 3. ADDITIONAL INDEMNITY WHERE WHOLLY SUCCESSFUL DEFENSE. In addition to the indemnification provided for in Section 2 above, the Corporation shall indemnify every Indemnitee against reasonable expenses incurred by such person in connection with any Proceeding in which he is a party because he served in any of the capacities referred to in Section l (b) of this Article, if such person has been wholly successful, on the merits or otherwise, in defense of the Proceeding.

     SECTION 4. DETERMINATION. Any indemnification under Section 2 of this Article (unless ordered by a court of competent jurisdiction) shall be made by the Corporation only upon a determination that indemnification of the Indemnitee is proper in the circumstances because he has met the applicable standard of conduct. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who, at the time of such vote, are Disinterested Directors; (b) if such a quorum cannot be obtained, then by a majority vote of a committee of the Board of Directors, duly designated to act in the matter by a majority vote of all directors (in which designation directors who are not Disinterested Directors may participate), such committee to consist solely of two or more directors who, at the time of the committee vote, are Disinterested Directors; (c) by special legal counsel selected by the Board of Directors or a committee thereof by vote as set forth in clauses (a) or
(b) of this Section 4 or, if the requisite quorum of an of the directors cannot be obtained therefor and such committee cannot be established, by a majority vote of all of the directors (in which selection directors who are not Disinterested Directors may participate); or (d) by the shareholders in a vote that excludes the shares held by directors that are named defendants or respondents in the Proceeding. A determination as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is
permissible,   except  that  if  the  determination   that   indemnification  is
permissible is made by special legal counsel, the determination as to reasonableness of expenses must be made in the manner

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

specified in clause (c) of the preceding sentence for the selection of special legal counsel. In the event a determination is made under this Section 4 that the director or officer has met the applicable standard of conduct as to some matters but not as to others, amounts to be indemnified may be reasonably prorated.

     SECTION 5. ADVANCEMENT OF EXPENSES. Reasonable expenses (including court costs and attorneys' fees) incurred by an Indemnitee who was, is or is threatened to be made a named defendant or respondent in a Proceeding shall be paid by the Corporation at reasonable intervals in advance of the final disposition of such Proceeding after a determination is made in the manner specified by Section 4 of this Article that the facts then known to those making the determination (without undertaking further investigation for purposes thereof) do not establish that indemnification would be impermissible under
Section 2 of this Article, and upon receipt by the Corporation of (a) a written affirmation by such Indemnitee of his good faith belief that he has met the standard of conduct necessary for indemnification by the Corporation under this Article, and (b) a written undertaking by or on behalf of such Indemnitee to repay the amount paid or reimbursed by the Corporation unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article. Such written undertaking shall be an unlimited obligation of the Indemnitee but need not be secured and it may be accepted without reference to financial ability to make repayment. The provisions of this Article shall not be construed to apply to, or restrict in any way, the payment or reimbursement by the Corporation of expenses incurred by an Indemnitee in connection with his appearance as a witness or other participation in a Proceeding at a time when he is not named a defendant or respondent in the Proceeding.

     SECTION 6. EMPLOYEE BENEFIT PLANS. For purposes of this Article, the Corporation shall be deemed to have requested an Indemnitee to serve an employee benefit plan whenever the performance by him of his duties to the Corporation also imposes duties on or otherwise involves services by him to the plan or participants or beneficiaries of the plan. Excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall be deemed fines. Action taken or omitted by an Indemnitee with respect to an employee benefit plan in the performance of his duties for a purpose reasonably believed by him to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Corporation.

     SECTION 7. NON-EXCLUSIVE; SURVIVAL; BENEFIT. The indemnification provided by this Article shall (a) not be deemed exclusive of, or to preclude, any other rights to which those seeking indemnification may at any time be entitled under the Corporation's Articles of Incorporation, any law, agreement or vote of shareholders or directors, or otherwise, or under any policy or policies of insurance purchased and maintained by the Corporation on behalf of any Indemnitee, both as to action in his Official Capacity and as to action in any other capacity, (b) continue as to a person who has ceased to be in the capacity by reason of which be was an Indemnitee with respect to matters arising during the period he served in such capacity, and (c) inure to the benefit of the heirs, executors and administrators of such a person.

     SECTION 8. NOTICE TO SHAREHOLDERS. Any indemnification of or advance of expenses to a present or former director of the Corporation in accordance with this

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

Article shall be reported in writing to the shareholders of the Corporation with or before the notice or waiver of notice of the next shareholders' meeting or with or before the next submission to shareholders of a consent to action without a meeting and, in any case, within the twelve-month period immediately following the date of the indemnification or advance.

     SECTION 9. CONTINUING OFFER, RELIANCE,  ETC. The provisions of this Article
(a) are for the benefit of, and may be enforced by, each Indemnitee the same as if set forth in theirentirety in a written instrument duly executed and delivered by the Corporation and the Indemnitee and (b) constitute a continuing offer to all present and future Indemnitees. The Corporation, by its adoption of these Bylaws, (1) acknowledges and agrees that each Indemnitee of the Corporation has relied upon and will continue to rely upon the provisions of this Article in accepting and serving in any of the capacities referred to in
Section 1 (b) of this Article, (ii) waives reliance upon, and all notices of acceptance of, such provisions by such Indemnitees and (c) acknowledges and agrees that no present or future Indemnitees shall be prejudiced in his right to enforce the provisions of this Article in accordance with their terms by any act or failure to act on the part of the Corporation.

     SECTION 10. EFFECT OF AMENDMENT. No amendment, modification or repeal of this Article or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitees to be indemnified by the Corporation, nor the obligation of the Corporation to indemnify any such Indemnitees, under and in accordance with the provisions of the Article as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

      SECTION 11. EFFECT UNDER ADVISORY AGREEMENT. For the purposes of ss.5 of the Investment Advisory Agreement dated October 30, 1981 between the Corporation and Portfolios, Inc., all payments made pursuant to this Article shall be considered "extraordinary charges such as litigation costs."

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